                                                                   Exhibit 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2003, 2002, and 2001
              (In Thousands of Euros, Except for Per Share Amounts)



                                                 BASIC EPS

                                                        2003                2002                 2001
                                                  -----------------    ----------------     ----------------
Net loss per financial statements                 EURO     (2,786)     EURO    (3,622)      EURO   (15,701)
                                                  =================    ================     ================

Weighted average shares outstanding                    51,285,044          50,045,658           42,459,784

     Basic earnings (loss) per share              EURO       (.05)     EURO      (.07)      EURO      (.37)
                                                  =================    ================     ================

                                                DILUTED EPS

                                                        2003                2002                 2001
                                                  -----------------    ----------------     ----------------
Net loss per financial statements                 EURO     (2,786)     EURO    (3,622)      EURO   (15,701)
                                                  =================    ================     ================

Weighted average shares outstanding                    51,285,044          50,045,658           42,459,784

     Diluted earnings (loss) per share*           EURO       (.05)     EURO      (.07)      EURO      (.37)
                                                  =================    ================     ================




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